EXHIBIT 5.1

                         Legal Opinion of Loeser Barnett


                                 LOESER BARNETT
                             Three Sylvan Road South
                               Westport, CT 06880
                TELEPHONE (203) 222-0002 FACSIMILE (203) 222-1221


                                                              August 31, 2006

Board of Directors
Trudy Corporation
353 Main Avenue
Norwalk, CT 06851

         Re:  Form S-8 Registration Statement---Opinion of Counsel


Dear Members of the Board:

You have requested our opinion with respect to certain matters in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") of Trudy Corporation (the "Company") with the Securities and Exchange Commission covering the offering of an aggregate of 12,500,000 shares of the Company's common stock, $.0001 par value (the "Shares"), pursuant to a consulting agreement (the "Agreement") with Stanton, Walker & Company.

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Agreement and the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.

Further, we consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.


                                       Very truly yours,


                                       LOESER BARNETT

                                       By: /s/ CHARLES E. BARNETT
                                           -------------------------------------
                                           Charles E. Barnett